Exhibit 23.6



                 CONSENT OF ENDICOTT FINANCIAL ADVISORS, L.L.C.
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        We hereby consent to the use of our opinion dated July 15, 1997, as
Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the merger of First Citizens Financial Corporation with and into Provident Bankshares Corporation and reference to our opinion under the captions "SUMMARY -- Opinions of Financial Advisors," "THE MERGER -- Recommendation of the First Citizens Board; First Citizens' Reasons for the Merger," and "THE MERGER -- Opinion of First Citizens Financial Advisor" in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  ENDICOTT FINANCIAL ADVISORS, L.L.C.


                                  By: /s/ Endicott Financial Advisors, L.L.C.
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July 15, 1997